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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-66460 and 333-82762) and Form S-8 (Nos. 333-41374, 333-49978 and 333-102741) of Network Engines, Inc. of our reports dated November 3, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 13, 2004

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  EXHIBIT 23.1